Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REPORTS THIRD QUARTER 2008 RESULTS
•	Revenue of $174.6 Million

•	Net Income of $15.1 Million, or Fully Diluted EPS of $0.33

•	Gross Margin of 40.1%

•	YTD Cash from Operating Activities of $95.3 Million

•	Reaffirms September 2008 Forecast: Revenue of $700-$710 million, EPS of $1.36-$1.40
WALNUT CREEK, California (November 6, 2008) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology today reported its financial results for the third quarter ended September 30, 2008.
Net revenue for the third quarter of 2008 was $174.6 million, compared to $176.2 million in the third quarter of 2007, a decrease of 0.9%. The Company’s gross margin for the third quarter was 40.1% compared to 41.2% in the same period in 2007.
Net income for the third quarter of 2008 was $15.1 million, or $0.33 per diluted share. This compares to net income for the third quarter of 2007 of $15.9 million, or $0.35 per diluted share. In the third quarter of 2008, the Company benefitted from income tax credits earned for the years 2005 through 2007. These prior year credits added $1.4 million to net income, or $0.03 per fully diluted share.
Revenue for the first nine months of 2008 was $547.0 million, compared to $514.2 million for the same period in 2007. Net income for the first nine months of 2008 was $52.4 million, or $1.15 per diluted share, compared to net income of $52.4 million, or $1.14 per diluted share for the same period in 2007.
“The company continues to perform very well under challenging circumstances,” said K. “Suri” Suriyakumar, Chairman, President and Chief Executive Officer. “ARC is focusing on two critical areas to weather the unprecedented storms in our economy. The first is financial discipline, and the second is cash; both of which we have in abundance. We have generated more than $95 million of cash flow from operations to date, and we expect to finish the year with more than $100 million.

This is the true measure of a company’s ability to perform in difficult economic conditions. Our ability to generate cash, combined with our sound capital structure, will allow us to operate through this environment and position ourselves for strong growth when the market turns around.”
“While the economic and business environment has been volatile, our business model is flexible, and we are focusing on protecting our margins and earnings.” said Jonathan Mather, Chief Financial Officer. “We remain closely focused on our cash collections, which resulted in another quarter of DSO at 50 days. With five acquisitions completed in the third quarter, we continue to make good use of our capital structure to acquire market share. Despite the dilutive effect of our initial operations in China where the gross margin is currently 16%, we continue to produce a healthy gross margin for the company overall by managing our expenses and closely controlling costs.”
Outlook
On September 25, 2008, American Reprographics Company lowered its annual revenue forecast from $720-$760 million to $700-$710 million, and its earnings per share of $1.52-$1.60 to $1.36-$1.40, on expectations of significant declines in non-residential construction activity due to severe restrictions on available credit. Today, management reaffirmed the Company’s annual revenue and earnings per share forecast of $700-$710 million, with earnings per share of $1.36-$1.40.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s third quarter 2008 and business outlook. The conference call can be accessed by dialing 201-689-8562.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 201-689-8016. The account number to access the phone replay is 3055 and the conference ID number is 298767.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC, industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 300 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 140,000 active customers.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “will,” “when the market turns around,” “expect,” and similar expressions also identify forward-looking statements. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	Prolonged volatility in financial markets that result in restrictive lending conditions for private construction projects and reduce business activity in the markets in which we operate could have a negative effect on our results of operations and financial condition;

•	The continued downturn in the architectural, engineering and construction industries would diminish demand for our products and services;

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability;

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position;

•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative effect on our future performance, results of operations and financial condition;

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations;

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition;

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2007, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, and June 30, 2008. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of November 6, 2008, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.
Contacts:
David Stickney
VP of Corporate Communications
Phone: 925-949-5100
Email: dstickney@e-arc.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$34,629	$24,802
Restricted cash	1,959	937
Accounts receivable, net	97,179	97,934
Inventories, net	12,388	11,233
Deferred income taxes	5,793	5,791
Prepaid expenses and other current assets	16,156	10,234

Total current assets	168,104	150,931

Property and equipment, net	89,268	84,634
Goodwill	397,188	382,519
Other intangible assets, net	87,176	86,349
Deferred financing costs, net	3,868	5,170
Deferred income taxes	3,488	10,710
Other assets	2,156	2,298

Total assets	$751,248	$722,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,307	$35,659
Accrued payroll and payroll-related expenses	17,331	19,293
Accrued expenses	22,012	22,030
Current portion of long-term debt and capital leases	56,715	69,254

Total current liabilities	127,365	146,236
Long-term debt and capital leases	307,263	321,013
Other long-term liabilities	4,189	3,711
Minority interest	6,057	—

Total liabilities	444,874	470,960

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 45,673,535 and 45,561,773 shares issued and outstanding	46	46
Additional paid-in capital	84,231	81,153
Deferred stock-based compensation	(302)	(673)
Retained earnings	231,533	179,092
Accumulated other comprehensive income	(1,425)	(258)

	314,083	259,360
Less cost of common stock in treasury, 447,654 shares in 2008 and 2007	7,709	7,709

Total stockholders’ equity	306,374	251,651
Total liabilities and stockholders’ equity	$751,248	$722,611

American Reprographics Company
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Reprographics services	$127,455	$131,655	$409,162	$384,690
Facilities management	30,977	29,241	91,737	84,581
Equipment and supplies sales	16,153	15,316	46,070	44,937

Total net sales	174,585	176,212	546,969	514,208
Cost of sales	104,570	103,548	318,263	298,948

Gross profit	70,015	72,664	228,706	215,260
Selling, general and administrative expenses	38,800	37,175	117,820	105,908
Amortization of intangible assets	2,987	2,423	8,988	6,619

Income from operations	28,228	33,066	101,898	102,733
Other income	(55)	—	(300)	—
Interest expense, net	6,180	6,872	19,885	18,675

Income before minority interest and income tax provision	22,103	26,194	82,313	84,058
Minority interest	(5)	—	(5)	—
Income tax provision	7,041	10,249	29,877	31,656

Net income	$15,067	$15,945	$52,441	$52,402

Earnings per share:
Basic	$0.33	$0.35	$1.16	$1.15

Diluted	$0.33	$0.35	$1.15	$1.14

Weighted average common shares outstanding:
Basic	45,066,654	45,486,012	45,054,425	45,429,238
Diluted	45,413,747	45,865,453	45,413,948	45,848,177

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income	$15,067	$15,945	$52,441	$52,402

Interest expense, net	6,180	6,872	19,885	18,675

Income tax provision	7,041	10,249	29,877	31,656

EBIT	28,288	33,066	102,203	102,733
Depreciation and amortization	12,848	10,500	37,181	28,887

EBITDA	$41,136	$43,566	$139,384	$131,620

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cash flows provided by operating activities	$33,778	$25,755	$95,263	$71,120
Changes in operating assets and liabilities	1,086	2,695	7,905	14,817
Non-cash (expenses) income, including depreciation and amortization	(19,797)	(12,505)	(50,727)	(33,535)
Income tax provision	7,041	10,249	29,877	31,656
Interest expense	6,180	6,872	19,885	18,675

EBIT	28,288	33,066	102,203	102,733
Depreciation and amortization	12,848	10,500	37,181	28,887

EBITDA	$41,136	$43,566	$139,384	$131,620

Non-GAAP Measures
EBIT and EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $1.1 million and $1.0 million of stock based compensation expense, for the three months ended September 30, 2008 and 2007, respectively and $3.1 million and $2.6 million of stock based compensation expense, for the nine months ended September 30, 2008 and 2007, respectively. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales. We present EBIT and EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating division-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only as supplements. For more information, see our consolidated financial statements and related notes elsewhere in this report. Additionally, please refer to our 2007 Annual Report on Form 10-K.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities
Net income	$52,441	$52,402
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	3,164	738
Depreciation	28,193	22,268
Amortization of intangible assets	8,988	6,619
Amortization of deferred financing costs	936	357
Minority interest	(5)	—
Stock-based compensation	3,143	2,578
Excess tax benefit related to stock options exercised	(102)	(1,541)
Deferred income taxes	6,498	2,278
Write-off of deferred financing costs	313	—
Litigation charge	—	612
Other noncash items, net	(401)	(374)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	1,900	(10,837)
Inventory	1,251	(488)
Prepaid expenses and other assets	(4,795)	654
Accounts payable and accrued expenses	(6,261)	(4,146)

Net cash provided by operating activities	95,263	71,120

Cash flows from investing activities
Capital expenditures	(6,359)	(7,112)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(18,216)	(97,831)
Restricted cash	(1,022)	—
Other	946	345

Net cash used in investing activities	(24,651)	(104,598)

Cash flows from financing activities
Proceeds from stock option exercises	177	1,098
Proceeds from issuance of common stock under Employee Stock Purchase Plan	27	82
Excess tax benefit related to stock options exercised	102	1,541
Proceeds from borrowings under debt agreements	—	50,000
Payments on long-term debt agreements and capital leases	(38,507)	(20,154)
Net (repayments) borrowings under revolving credit facility	(22,000)	9,629
Payment of loan fees	(726)	(433)

Net cash (used in) provided by financing activities	(60,927)	41,763

Effect of foreign currency translation on cash balances	142	230

Net change in cash and cash equivalents	9,827	8,515
Cash and cash equivalents at beginning of period	24,802	11,642

Cash and cash equivalents at end of period	$34,629	$20,157

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$26,611	$28,738
Issuance of subordinated notes in connection with the acquisition of businesses	$7,653	$7,342
Change in fair value of derivatives, net of tax effects	$780	$(95)